Exhibit 4.5

FORM OF GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME

AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE

HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

HONEYWELL INTERNATIONAL INC.

Floating Rate Senior Note Due 2022

REGISTERED No.	U.S. $

Registered CUSIP: 438516 CD6

Registered ISIN: US438516CD69

HONEYWELL INTERNATIONAL INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture described herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of                                          (U.S. $                    ) on August 19, 2022 (the “Maturity Date”), and to pay interest on said principal sum quarterly in arrears on February 19, May 19, August 19 and November 19 of each year, commencing November 19, 2020 (each such date on which the Company is required to pay interest being referred to herein as an “Interest Payment Date”), at the rate equal to three-month LIBOR (as defined below) plus a margin of 0.230% per annum, as determined on the second London business day preceding the interest period (the “Interest Determination Date”). A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. Interest accrues from August 19, 2020, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if an

Interest Payment Date (other than the Maturity Date) falls on a date that is not a Business Day, the interest payable on such date will be payable on the next succeeding Business Day unless such Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day and if the Stated Maturity of the principal of this Note, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days in an interest period and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the 15th Business Day next preceding such Interest Payment Date (each being referred to herein as a “Regular Record Date”), as the case may be. As used herein, “Business Day” means any day, other than Saturday or Sunday, on which banks are not required or authorized by law or executive order to close in New York City.

On any Interest Determination Date, “LIBOR” will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date.

If no offered rate appears on “Reuters Page LIBOR01” on an Interest Determination Date at approximately 11:00 a.m., London time, then the Company will select four major banks in the London interbank market and the Calculation Agent for the Notes (after consultation with the Company) shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. If fewer than two quotations are provided, the Company will select three major banks (which may include Deutsche Bank Securities Inc., an affiliate of the Trustee) in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. If fewer than three New York City banks selected by the Company provide quotations, LIBOR for the interest period will be the same as for the immediately preceding interest period.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters or any successor service).

Notwithstanding the foregoing paragraphs, if the Company, a successor calculation agent, or a designee of the Company (any of such entities, a “Designee”) determines on or prior to the relevant interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have occurred with respect to LIBOR, then the provisions set forth below under “Effect of a Benchmark Transition Event”, which is referred to as the benchmark transition provisions, will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate and amount of interest payable on this Note during a relevant interest period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and 0.230%.

However, if the Company or its Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate on the last Interest Determination Date for the Notes, as determined by the Company or its Designee.

Effect of a Benchmark Transition Event

Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Section titled “Effect of a Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the holders of this Note or any other party.

Certain Defined Terms. As used in this Section titled “Effect of a Benchmark Transition Event”:

“Benchmark” means, initially, three-month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the margin of 0.230% referenced above.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not three-month LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). U.S. dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Notwithstanding the foregoing, the interest rate in any interest period shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The minimum interest rate shall not be less than 0.000%.

Payments of interest, principal and premium, if any, on this Note will be made (except as specified below) by wire transfer in same day funds to the Registered Holder at such Holder’s address appearing on the Note Register on the relevant Regular Record Date. In the event the Notes are issued in fully certificated registered form, such payments will be made at the corporate trust office of the Trustee in New York City, or at the option of the Company, by mailing a check to such Registered Holder.

Initially, Deutsche Bank Trust Company Americas will be the Paying Agent and the Registrar (the “Note Registrar”) for this Note. The Company reserves the rights at any time to remove any Paying Agent or Note Registrar without notice, to appoint additional or other Paying Agents and other Note Registrars without notice and to approve any change in the office through which any Paying Agent or Note Registrar acts; provided, however, that there will at all times be a Paying Agent in New York City.

This Note is one of the duly authorized series (the “Series”) of debt securities of the Company (hereinafter called the “Securities”), issued and to be issued under an indenture dated March 1, 2007, as supplemented by the First Supplemental Indenture dated as of October 27, 2017, and as further supplemented by the Second Supplemental Indenture dated as of March 10, 2020 (collectively, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations and duties of the Company, the Trustee and the Paying Agent for this Note, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities designated as 2020 Floating Rate Senior Notes Due 2022 (herein called the “Notes”), initially limited in aggregate principal amount to $500,000,000.

Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

The Company may, without the consent of the Holders of the Notes, reopen this Series of Notes and issue additional notes on separate dates, which shall form a single series and shall have the same terms; provided that such additional notes shall not be issued with the same CUSIP number as the Notes unless such additional notes are issued for U.S. federal income tax purposes in a “qualified reopening” or are otherwise treated as part of the same issue for U.S. federal income tax purposes. Such further notes will be consolidated and form a single series with the Notes.

This Note is subject to redemption, in whole or in part, at the option of the Company at any time or from time to time, on or after August 19, 2021, upon mailed notice to the registered address of each holder of notes to be redeemed at least 10 days but not more than 60 days prior to the redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to the redemption date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including, but not limited to, completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Company’s discretion, the redemption date may be delayed until such time (provided, however, that any redemption date will not be more than 60 days after the date of the notice of redemption) as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed.

If any such condition precedent has not been satisfied, the Company will provide written notice to the Trustee prior to the close of business one business day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the notes will be rescinded or delayed as provided in such notice. Upon receipt, the Trustee will provide such notice to each holder in the same manner in which the notice of redemption was given.

On and after a redemption date, interest will cease to accrue on the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest).

On or before a redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee in accordance with the procedures of the Depositary Trust Company. This Note will not be subject to any sinking fund.

If an Event of Default with respect to the Note shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series to be affected at the time Outstanding, on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Except as provided below in the case of a defeasance, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Under the terms of the Indenture, the Company may satisfy and discharge its obligations with respect to the Notes by depositing in trust for the Holders of the Outstanding Notes an amount in cash or the equivalent in securities of the government which issued the currency in which the Notes are denominated or government agencies backed by the full faith and credit of such government sufficient to pay and discharge the entire indebtedness on the Notes for principal of and premium, if any, and interest then due or to become due to the Stated Maturity of the principal of the Notes (a “defeasance”). In such event, a Company will be released and discharged from its obligations to pay interest on the Notes and to pay the principal thereof at its Maturity.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in New York City duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Note Registrar in New York City, or mailed, at the request, risk and expense of such transferee or transferees, to the address or addresses shown in the Note Register for such transferee or transferees.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, the Trustee or the Note Registrar may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any such agent shall be affected by notice to the contrary.

This Note is issuable only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge will be made for a transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Note (the “Global Note”) is a Global Security as referred to in the Indenture and is not exchangeable for one or more certificated Notes; provided, however, that if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depository. If a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

In addition, the Company may at any time and in its sole discretion determine that the Notes represented by this Global Note shall no longer be represented by this Global Note. In such event the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

This Note and all the obligations of the Company hereunder are direct, senior unsecured and unsubordinated obligations of the Company and rank pari passu with all other senior unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, HONEYWELL INTERNATIONAL INC. has caused this Note to be manually executed.

Dated: August 19, 2020

HONEYWELL INTERNATIONAL INC.

By:
Name:	James E. Colby
Title:	Vice President and Treasurer

ATTEST:

By:
Name:	Su Ping Lu
Title:	Deputy Corporate Secretary

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM–as tenants in common

UNIF GIFT MIN ACT–	Custodian

Under Uniform Gifts to Minors Act

TEN ENT–as tenants by the entireties

JT TEN–as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR THE VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other

Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney                      to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated: August 19, 2020	CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Name:
Title: